UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2024

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC
Warrants to purchase common stock	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 19, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Preferred Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), (i) 6,586 shares of Series B-1 Convertible Preferred Stock, par value $0.001 per share (the “Series B-1 Preferred Stock”), and (iii) warrants (the “Preferred Warrant”) to purchase shares of Series B-3 Convertible Preferred Stock, par value $0.001 per share (the “Series B-3 Preferred Stock”) for an aggregate offering price of $8.0 million. Each share of Series B-1 Preferred Stock was sold for $1,000 per share and the consideration for each Preferred Warrant was $0.125 per share of common stock that each share of Series B-3 Preferred Stock may be converted into.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock, which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designation”), each share of Series B-1 Preferred Stock is, subject to the Stockholder Approval (as defined below), automatically convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and/or, if applicable, shares of Series B-2 Preferred Stock, par value $0.001 per share, of the Company (the “Series B-2 Preferred Stock” and together with the Series B-1 Preferred Stock, the “Issued Preferred Stock”), in lieu of Common Stock.

The aggregate exercise price of the Preferred Warrants is approximately $8.0 million, exercisable for an aggregate of 8,000 shares of Series B-3 Preferred Stock commencing on the Exercisability Date (as defined in the Form of Preferred Warrant) until the earlier of (i) 5 days following the date of completion of (A) the Company’s public announcement of (I) at least 95% of the Company’s territory managers, medical science liaisons, and reimbursement employees are using the Company’s customer relationship management system routinely or on a performance improvement plan and (II) the Company’s revenue for the period starting on January 1, 2024 and ending no earlier than April 30, 2024 excluding revenue from related parties (including Biofrontera AG) is at least 5% higher than the Company’s revenue excluding revenue from related parties (including Biofrontera AG) for the corresponding period of the same length, starting on January 1, 2023, which announcement shall be made promptly after certification by the Company’s board of directors that such targets have been completed, and (B) the Stockholder Approval, and (C) the effectiveness of a registration statement with the U.S. Securities and Exchange Commission covering the resale of the Common Stock underlying all shares of Series B-3 Preferred Stock (as defined below) and (ii) February 22, 2027

Subject to the terms and limitations contained in the Certificate of Designation, the shares of the Series B-1 Preferred Stock issued in the Offering are immediately convertible and the Series B-3 Preferred Stock issuable upon exercise of the Warrants issued in the Offering will not become convertible until the Company’s stockholders approve (i) the issuance of all Common Stock issuable upon conversion of the Issued Preferred Stock and the Series B-3 Preferred Stock or the Series B-3 Preferred Stock upon exercise of the Preferred Warrants to the extent required under the Nasdaq listing rules, (iii) an increase to the Company’s authorized share capital (collectively, the “Stockholder Approval”). Each share of Series B-1 Preferred Stock shall automatically convert into Common Stock, at the conversion price of $0.7074 per share, subject to the terms and limitations contained in the Certificate of Designation. Subject to the limitations set forth in the Certificate of Designation, at the option of the holder, each share of Series B-2 Preferred Stock or Series B-3 Preferred Stock shall also be convertible into Common Stock, at the conversion price of $0.7074 per share, rounded down to the nearest whole share, and in each case subject to the terms and limitations contained in the Certificate of Designation.

The Offering closed on February 22, 2024. The gross proceeds of the Offering were approximately $8.0 million, before deducting fees paid to the placement agent of the Offering and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital purposes and other general corporate purposes and ongoing activities related to expediting the development and approval of additional indications for Ameluz®.

Pursuant to the Purchase Agreement and as soon as practicable following the date of the Stockholder Approval, the Company shall appoint two independent director to the Company’s board of directors who are designated by Rosalind Advisors, Inc.

Pursuant to the Purchase Agreement, as soon as practicable following the closing (a “Filing Date”) (and in any event no later than 15 days thereafter), the Company shall file a registration statement providing for the resale by the Preferred Investors of the Common Stock issuable upon conversion of the Series B-1 Preferred Stock and to use commercially reasonable efforts to have the registration statement declared effective within 21 days following the Filing Date (or, in the event that the staff of the Securities and Exchange Commission reviews and has written comments to such registration statement, within the later of (a) 45 days following the Filing Date and (b) 15 days following the last comment received from the Staff of the Securities and Exchange Commission). In addition, as soon as practicable following the receipt of the Stockholder Approval (also, a “Filing Date”) (and in any event no later than three days thereafter), the Company shall file a registration statement providing for the resale by the Preferred Investors of the Common Stock issuable upon conversion of the Registrable Shares (as defined in the Purchase Agreements, as applicable) and to use commercially reasonable efforts to have the registration statement declared effective within 21 days following the Filing Date (or, in the event that the staff of the Securities and Exchange Commission reviews and has written comments to such registration statement, within the later of (a) 45 days following the Filing Date and (b) 15 days following the last comment received from the Staff of the Securities and Exchange Commission). The Company further agreed to take all steps necessary to keep such registration statement effective at all times until all Registrable Shares have been resold, or there remains no Registrable Shares.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

The Offering was conducted pursuant to a Placement Agency Agreement, dated February 19, 2024 (the “Placement Agency Agreement”), between the Company and Roth Capital Partners, LLC (the “Placement Agent”). The Placement Agent has no obligation to purchase any of the securities or to arrange for the purchase or sale of any specific number or dollar amount of securities. The Company has agreed to pay: (i) the Placement Agent a cash fee equal in total to an aggregate of 7.0% of the gross proceeds raised in the offering from sales of the Common Stock, Series B-1 Preferred Stock and Warrants, (ii) the Placement Agent a cash fee equal in total to 7.0% of the gross proceeds raised in the offering from the exercise, if any, of the Preferred Warrants, and (iii) reimbursement for certain expenses, including counsel to the Placement Agent, up to an aggregate of $125,000.

The securities issued in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. There is no established public trading market for the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock or Preferred Warrants and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

The form of the Preferred Warrant and the Purchase Agreement are filed as Exhibits 4.1 and 10.3, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of the Certificate of Designation, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, the Series B-3 Preferred Stock and the Preferred Warrant Shares and the terms of the Purchase Agreement are subject to, and qualified in their entirety by, the full text of such documents, where applicable, which are incorporated herein by reference.

No statement in this report or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Common Stock, Series B-1 Preferred Stock and Preferred Warrants are being sold and, upon exercise the securities underlying the Preferred Warrants and the Common Stock and Series B-2 Preferred Stock issuable upon conversion of the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 3.03 Material Modification to Rights of Security Holders

The information in response to Item 5.03 below is incorporated by reference in response to this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B Preferred Stock

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.

Pursuant to the terms of the Purchase Agreement, on February 20, 2024, the Company filed the Certificate of Designation with the Delaware Secretary of State designating 6,586 shares of its authorized and unissued preferred stock as Series B-1 Preferred Stock, 6,586 shares as Series B-2 Preferred Stock and 8,000 shares as Series B-3 Convertible Preferred Stock (all such series of preferred stock referred to herein collectively as “Series B Preferred Stock”), each with a stated value of $1,000 per share (the “Original Per Share Price”). The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series B Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designation.

The following is a summary of the terms of the Series B Preferred Stock:

Voting Rights. Subject to certain limitations described in the Certificate of Designation, the Series B Preferred Stock is voting stock. Holders of the Series B Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series B Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series B Preferred Stock is then-convertible on all matters submitted to a vote of stockholders.

Unless and until the Company has obtained the Stockholder Approval, the number of shares of Common Stock that shall be deemed issued upon conversion of the Series B Preferred Stock (for purposes of calculating the number of aggregate votes that the holders of Series B Preferred Stock are entitled to on an as-converted basis) will be equal to that number of shares equal to 9.9% of the Company’s outstanding Common Stock as of the Signing Date (excluding for purposes of the calculation, any securities issued on the Signing Date) (the “Cap”), which each such holder being able to vote the number of shares of Series B Preferred Stock held by it relative to the total number of shares of Series B Preferred Stock then outstanding multiplied by the Cap. Notwithstanding the foregoing, the holders of the Series B Preferred Stock are not entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock-basis with regard to the approval of the issuance of units upon conversion of the Series B-1 Preferred Stock and the issuance of all Common Stock upon conversion of the Series B Preferred Stock.

Conversion. Prior to the Stockholder Approval, the Series B Preferred Stock is not convertible in excess of the Cap. Following the Stockholder Approval, each share of Series B-1 Preferred Stock will automatically convert into either Common Stock or, to the extent the conversion would cause a holder to exceed their beneficial ownership limitation, shares of Series B-2 Preferred Stock.

Liquidation. Prior to the Stockholder Approval, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or Deemed Liquidation Event (any such event, a “Liquidation”) the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount per share equal to the greater of (i) three times the Original Per Share Price, together with any dividends accrued but unpaid thereon (the “Liquidation Preference”) or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise) immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full Liquidation Preference, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment in full of all Series B Liquidation Amount, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series B Preferred Stock pursuant to the Certificate of Designation shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

Following the Stockholder Approval, upon any Liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series B Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series B Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Designation immediately prior to such Liquidation, without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise.

Redemption. Unless prohibited by Delaware law governing distributions to stockholders, in the event the Stockholder Approval is not obtained within one year following the Issuance Date, shares of Series B-1 Preferred Stock shall be redeemed by the Company at a price equal to the then Liquidation Preference at any time for up to three years following the Issuance Date commencing not more than 60 days after receipt by the Company at any time on or after the one year anniversary of the Issuance Date of written notice from the holders of a majority of the then outstanding shares of Series B-1 Preferred Stock, voting together as a single class (the “Redemption Request”) requesting redemption of all shares of Series B-1 Preferred Stock (such date, the “Redemption Date”). Upon receipt of a Redemption Request, the Company shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. On the Redemption Date, the Company shall redeem, on a pro rata basis in accordance with the number of shares of Series B-1 Preferred Stock owned by each holder, the total number of shares of Series B-1 Preferred Stock outstanding immediately prior to the Redemption Date; provided, however, that Excluded Shares (as defined in the Certificate of Designation) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If, on the Redemption Date, Delaware law governing distributions to stockholders prevents the Company from redeeming all shares of Series B-1 Preferred Stock to be redeemed, the Company shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

Participation Right. For a period of one year following closing of the transactions, the purchasers will have the right to participate as an investor in any securities offering consummated by the Company.

The foregoing summary of the terms of the Series B Preferred Stock is qualified in its entirety by reference to the text of the Certificate of Designation, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On February 23, 2024, the Company issued a press release announcing the closing of the Offering, a copy of which is attached hereto as Exhibit 99.2.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On February 22, 2024, concurrent with the closing of the Offering, each purchaser delivered a notice of initial conversion requesting that the Company convert the Series B Preferred Stock they had acquired in the Offering up to the Cap (as defined in the Certificate of Designation) for each purchaser.

As a result of this conversion, the Company issued 2,516,785 shares of the Company’s common stock to the purchasers and as of February 22, 2024 the total number of the Company’s outstanding shares of common stock is 5,089,413 and the total number of the Company’s outstanding shares of Series B-1 Convertible Preferred Stock is 4,806.

Item 9.01	Financial Statements and Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock
4.1	Form of Series B-3 Convertible Preferred Stock Warrant
10.1*	Form of Securities Purchase Agreement, dated February 19, 2024, by and amount Biofrontera Inc. and the purchasers named therein
10.2*	Placement Agency Agreement, dated February 19, 2024, by and between Biofrontera Inc. and Roth Capital Partners, LLC
99.1	Press release with, dated February 23, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplement copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 23, 2024 (Date)		Biofrontera Inc. (Registrant)

	By:	/s/ E. Fred Leffler III
E. Fred Leffler III
Chief Financial Officer